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                                                                   EXHIBIT 10.11



                       LICENSE AND DISTRIBUTION AGREEMENT
                       ----------------------------------

         This LICENSE AND DISTRIBUTION AGREEMENT ("Agreement") is entered into as of the 1st day of January, 2001 by and between the Perfect Fit Glove Co. LLC, a Delaware limited liability company, with an address of 85 Innsbruck Drive, Cheektowaga, NY 14227 USA ("PFG") and Bacou S.A. a French societe anonyme, with an address of Zone Industrielle Paris Nord II, 13 rue de la Perdrix P.B. 50398, 95943 Roissy Charles-de-Gaulle Cedex, France ("Bacou").


                                    RECITALS

         WHEREAS, PFG manufactures and sells certain hand and arm protection products ("PFG Products") in the United States and throughout the world under the brand name PERFECT FIT (a current list of the PFG Products is set forth on EXHIBIT A hereto); and

         WHEREAS, PFG has filed for registration of the PERFECT FIT name with the U.S. Patent and Trademark Office and with the European Community and has the right to use the name in the countries of the Territory (as hereinafter defined); and

         WHEREAS, Bacou wishes to produce and sell certain of the PFG Products and to apply the PERFECT FIT trademark and brand name to certain other products carrying the PERFECT FIT brand name as set forth on EXHIBIT B hereto (collectively, "Licensed Products") in Europe, Africa and Asia (collectively, "Territory") and to use the brand name PERFECT FIT in connection with its sale and distribution of the Licensed Products in the Territory; and

         WHEREAS, PFG wishes to appoint Bacou as a non-exclusive distributor of the Licensed Products in the Territory and to grant a non-exclusive license ("License") to Bacou to use the brand name PERFECT FIT, as set forth in this Agreement.

         BE IT THEREFORE RESOLVED that the following terms and conditions shall apply to the License and distribution rights granted herein by PFG to Bacou:

         1. APPOINTMENT/LICENSE GRANT. (a) PFG hereby appoints Bacou as a non-exclusive distributor of the PFG Products in the Territory and Bacou hereby accepts such appointment. (b) PFG hereby grants to Bacou a non-exclusive License to produce, use, offer and sell Licensed Products in the Territory. (c) In accepting such appointment and License, Bacou acknowledges that (i) PFG retains the exclusive right to sell and distribute the Licensed Products and to use the License in the Western Hemisphere and in Australia and New Zealand; (ii) PFG retains the non-exclusive right together with Bacou to sell and distribute PFG Products in the Territory; (iii) PFG has appointed and may appoint other distributors and licensees to sell PFG Products and to use the License in the


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Territory and in other parts of the world; and (iv) Bacou has no right to sell or distribute the Licensed Products or any other PFG Products outside the Territory.

         2. TERM/TERMINATION OF APPOINTMENT/LICENSE. (a) The appointment and License shall commence on the date hereof and shall extend for an initial term of five (5) years. At the end of the initial term and/or the end of each succeeding one-year term ("Term"), the appointment and License shall automatically be renewed for a one-year period unless written notice shall be provided by either party six (6) months prior to the end of such Term notifying the other party that the appointment and License shall expire at the end of such Term. (b) This Agreement may also be terminated by either party upon material breach of any of its provisions by the other party, which breach has not been corrected to the reasonable satisfaction of the requesting party within thirty
(30) days after the breaching party has received written notice of such breach describing such breach with sufficient particularity. (c) The parties also acknowledge that the brand unification called for in this Agreement is an integral part of the companies' current strategy of global product line integration which may be affected by a change of control of Bacou or PFG, and therefore this Agreement also may be terminated by either party by notice given within ninety (90) days following any change of control of Bacou or PFG, in which case this Agreement shall terminate six (6) months following the date of any such notice.

         3. ROYALTY PAYMENTS. In exchange for the appointment and the granting of such License, Bacou agrees to pay to PFG a royalty payment of one-half of 1 percent of the sales price for each Licensed Product sold by Bacou to any third party during the Term. The Royalty Payments for each past six month period shall be paid to PFG within sixty (60) days of each June 30 and December 31 of the Term.

         4. USE OF NAME/PRODUCTS. Bacou may use the brand name PERFECT FIT on any of the Licensed Products unless PFG shall provide written notice to the contrary to Bacou with respect to any specific product. Bacou may sell any of the Licensed Products in a particular country of the Territory unless PFG shall provide written notice to the contrary to Bacou with respect to any specific country. In both instances, PFG may provide such notice in its absolute and sole discretion. Bacou acknowledges that product quality is an important element in the manufacture and sale of the Licensed Products and agrees that it will maintain the highest standards for production and selection thereof.

         5. ACCOUNTING/RECORDS/INSPECTION. (a) Bacou shall make written reports to PFG semi-annually at the time of payment of the Royalty Payments stating the number of units of Licensed Products that were sold during such six-month period. (b) Bacou shall keep full, true and accurate records, files and books of account at its place of business containing all particulars that may be reasonably required for the full computation and verification of royalties payable and paid to PFG. Bacou shall retain all books, records and files with respect to sales on which royalties are paid in a calendar year for a period of not less than five (5) years from the year of sale. (c) The books and records of Bacou may be inspected on reasonable notice at reasonable times by independent accountants designated by PFG, at PFG's expense.


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         6.       SUBLICENSING/ASSIGNMENT. Bacou shall not assign its rights under this Agreement, nor enter into a sublicense for the Licensed Products without the prior written consent of PFG, which consent may be granted or withheld in the absolute and sole discretion of PFG, provided that in the event PFG provides consent therefor, Bacou shall remain liable for all its obligations hereunder throughout the Term of this Agreement. The terms of this Agreement shall be binding upon and shall inure to the benefit of any such assignee or sublicensee hereunder.

         7. NOTIFICATIONS/PAYMENTS. Any notice required to be given under this Agreement shall be in writing and shall be sent to the respective party hereunder at the address set forth in the preamble to this Agreement, or to such other address (including FAX number) as may be provided by the parties in writing. Any Royalty Payment required to be made to PFG hereunder shall be sent to PFG at the above address, attention Controller.

         8. INDEMNIFICATION. (a) PFG shall indemnify and hold harmless Bacou from and against any and all claims, losses, expenses, judgments, settlements and legal defense costs (including reasonable attorneys' fees and costs) relating to any claims by a third party arising out of or related to any
(i) gross negligence on the part of PFG in manufacturing the Licensed Products, or (ii) any Trademark infringement by PFG with respect to the Licensed Products.
(b) Bacou shall indemnify and hold harmless PFG from and against any and all claims, losses, expenses, judgments, settlements and legal costs (including reasonable attorneys' fees and costs) relating to any claims by a third party arising out of or related to gross negligence on the part of Bacou in selling and distributing the Licensed Products.

         9. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA.

         10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes all previous agreements and understandings between them concerning the subject matter hereof. Any representation, promise or condition not incorporated in this Agreement shall not be binding upon either party.

         11. COUNTERPARTS. This Agreement shall be executed in duplicate, and each original executed copy shall be deemed to be an original, but both copies shall constitute one and the same instrument.



                     [The next page is the signature page.]





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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate by its duly authorized officer or representative as of the date first above written.





PERFECT FIT GLOVE CO., LLC                      BACOU S.A.



By: /s/ Frank A. Stucke                         By: /s/ Philippe Bacou
    ---------------------------                     ----------------------------
    Name:                                           Name:
    Title:                                          Title:




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